EXHIBIT 99.1

     Oramed Pharmaceuticals Signs Manufacturing Agreement for Oral Insulin Pill

Jerusalem, Israel – November 2, 2006

Oramed Pharmaceuticals, Inc., a publicly traded company on both the OTCBB with the symbol ORMP and on the Frankfurt exchange under the ticker OJU, is pleased to announce they have signed a manufacturing agreement with Swiss Caps AG, one of the largest soft gel capsule manufacturers in the world. Under the terms of the agreement, Swiss Caps AG will provide gel capsules for the upcoming Phase I clinical trials of Oramed’s Healthy volunteers. Following a stringent due diligence process and an in depth review of Oramed’s oral delivery technology, Swiss Caps responded with an offer of a straight equity exchange for their services. This is in lieu of a cash payment, According to the agreement, the amount due in payment to Swiss Caps will be paid in shares.

Oramed believes this is a tribute to the science behind their technology, and a sign of support for their next steps. “This type of agreement means cooperation with Swiss Caps rather than just out-service the production line, Swiss Caps brings to the table skills and knowledge that goes beyond the direct execution of our formula and we are looking forward to seeing the benefits from our group effort”, stated Nadav Kidron, Oramed Pharmaceuticals’ CEO.

This agreement is solely for the manufacturing of the product for proof of efficacy in the clinical trials. As stated, if at a future date, Swiss Caps manufactures Oramed’s drug product for commercial purposes, the contract will be further negotiated.

About SWISS CAPS

As a full service provider and contract manufacturer, Swiss Caps conceives, develops, produces and packages solid dosage forms such as soft capsules, two pieces capsules, standard tablets, effervescent, film- and sugar-coated tablets for the pharmaceutical, nutritional and cosmetic industry. Swiss Caps is a company with head quarters in Switzerland. Production sites are in Kirchberg, Lugano, Bad Aibling, Cornu and Miami. Main pharmaceutical development site is Kirchberg.

For more information on Swiss Caps please contact:
Herve.Schwob@ch.swisscaps.com
http://www.swisscaps.com/

About Oramed Pharmaceuticals, Inc:

Oramed Pharmaceuticals’ is an Israeli based company focused on the development of oral delivery solutions based on proprietary technology. Diabetes is one of the most rapidly growing diseases in the world and is one that requires constant and often unpleasant monitoring and drug therapy regimen. Oramed is currently developing an orally ingestible soft gel insulin capsule for the treatment of diabetes. The Company is also pursuing the development of oral delivery solutions for other drugs and vaccines.

For more information on Oramed Pharmaceuticals please visit our website at www.oramedpharma.com

Investor Relations Contact:

Oramed Pharmaceuticals, Inc.
Vinisha Agnihotri
(646) 467-2252
info@oramedpharma.com
www.oramedpharma.com

Legal Notice Regarding Forward Looking Statements

This news release contains statements, which may constitute “forward-looking statements”. Those statements include statements regarding the intent, belief or current expectations of Oramed Pharmaceutical Inc., and members of our management as well as the assumptions on which such statements are based. Forward-looking statements in this release include: that Swiss Caps AG will provide gel capsules for our upcoming Phase I clinical trials; that the amount due in payment to Swiss Caps will be paid in shares ; we are currently developing an orally ingestible soft gel insulin capsule for the treatment of diabetes and for other diseases. Factors which may significantly change or prevent our forward looking statements from fruition include that Swiss Caps gel capsules may not be suitable for our purposes or there may be a contract dispute whereby the capsules are not delivered; we may be able to grant equity in our company in payment of Swiss Caps or there may be cost overruns that require cash payments; we may be unsuccessful in developing any products; we may be unable to raise funds and resources to pursue research and development; we may be unable to successfully defend our patents from infringement by third parties, there is a risk that our patent may be subsequently shown to be invalid or infringe the patents of others, our products may never gain FDA or other regulatory body approval for human consumption and we may be unable to successfully commercialize our future products. Readers should refer to our most recent 10-KSB filed on Edgar and the 8-K announcing our acquisition of the Oramed technology filed March 8, 2006.

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